Exhibit g(7)

FORM OF

APPENDIX "B"

TO

CUSTODIAN AGREEMENT

BETWEEN

STATE STREET BANK AND TRUST COMPANY AND EACH OF THE INVESTMENT COMPANIES LISTED ON APPENDIX A

DATED AS OF_________

The following is a list of Additional Custodians, Special Subcustodians and Foreign Subcustodians under the Custodian Agreement dated as of ________ (the "Custodian Agreement"):

A. ADDITIONAL CUSTODIANS:

CUSTODIAN	PURPOSE
Bank of New York	FICASH
FITERM

B. SPECIAL SUBCUSTODIANS:

SUBCUSTODIAN	PURPOSE
Bank of New York	FICASH

C. FOREIGN SUBCUSTODIANS:

Country	Subcustodian	Depository
Argentina	Citibank, N.A., Buenos Aires	Caja de Valores S.A.
Australia	Westpac Banking Corporation,	Austraclear Limited
Sydney
Reserve Bank Information and
Transfer System (RITS)
Austria	GiroCredit Bank	Oesterreichische Kontrollbank
	AG der Sparkassen, Vienna	AG (Wertpapiersammelbank
Division)
Bahrain	The British Bank of the	None
Middle East, Manama
Bangladesh	Standard Chartered Bank, Dhaka	None
Belgium	Generale Bank, Brussels	Caisse Interprofessionnelle de
Depots et de Virements de Titres
S.A. (CIK)
Belgium		Banque Nationale de Belgique
Bermuda	The Bank of Bermuda Limited	None
Bostwana	Barclays Bank of Bostwana	None
Limited, Gaborone
Brazil	Citibank, N.A., Sao Paulo	Bolsa de Valores de Sao Paulo
(Bovespa); Banco Central do Brasil, Systema
Especial de Liquidacao e Custodia
(SELIC); Rio de Janeiro Stock Exchange
(BVRJ); Central de Custodia e Liquidacao
Financeira de Titulos (CETIP); Companhia
Brasileria de Liquidacao e Custodia

Bulgaria	ING Bank N.V., Sofia	Central Depository AD (CDAD)

The Bulgarian National Bank
Canada	State Street Trust Company	Canadian Depository for
	Canada, Toronto	Securities Limited (CDS)
Chile	Citibank, N.A., Santiago	Deposito Central de Valores S.A. (DCV)
China	The Hongkong and Shanghai	Shanghai Securities Central
	Banking Corporation Limited,	Clearing and Registration
	Shanghai & Shenzhen branches	Corporation (SSCRC);
Shenzhen Securities Registrars Co.,
Ltd. (SSRC).
Colombia	Cititrust Colombia S.A.	Deposito Centralizado de Valores
	Sociedad Fiduciaria, Bogota	(DECEVAL)

Cyprus	The Cyprus Popular Bank
Czech Republic	Ceskoslovenska Obchodni	Stredisko Cennych Papiru (SCP);
	Banka, A.S., Prague	Czech National Bank (CNB)
Denmark	Den Danske Bank, Copenhagen	Vaerdipapericentralen- The Danish
Securities Center (VP)
Ecuador	Citibank, N.A., Quito	None
Egypt	The Egyptian British Bank	Misr for Clearing, Settlement and Depository
Finland	Merita Bank Limited, Helsinki	The Finnish Central Securities Depository
Limited (CSD)
France	Banque Paribas, Paris	Societe Interprofessionnelle pour la
Compensation des Valeurs
Mobilieres (SICOVAM)
Banque de France
Germany	Dresdner Bank AG, Frankfurt	Deutsche Borse Clearing (DBC)

Ghana	Barclays Bank of Ghana Limited,	None
Accra

Greece	National Bank of Greece, S.A.,	Central Securities Depository, S.A.
	Athens	(Apothtirion Tilton A.E.)

The Bank of Greece

Hong Kong	Standard Chartered Bank,	Hong Kong Securities Clearing Co. Ltd.,
	Hong Kong	Central Clearing and Settlement System
(CCASS)

The Central Money Markets Unit CMU
Hungary	Citibank Budapest Rt.,	Central Depository and Clearing House
	Budapest	(Budapest) Ltd. (KELER Ltd.)
India	Deutsche Bank AG, Mumbai;	National Securities Depository Limited
	Hongkong & Shanghai Banking	(NSDL)
	Corporation, Ltd., Mumbai	Reserve Bank of India
Central Depository Services India Limited
Indonesia	Standard Chartered Bank,	Bank Indonesia
	Jakarta	PT Kustodian Sentral Efek Indonesia
Ireland	Bank of Ireland, Dublin	Gilt Settlement Office (GSO)
Israel	Bank Hapoalim B.M., Tel Aviv	Tel Aviv Stock Exchange (TASE)
Clearinghouse, Ltd.

The Bank of Israel
Italy	Banque Paribas, Milan	Monte Titoli S.p.A.;
Banca d'Italia
Ivory Coast	Societe Generale de Banques	None
en Cote d'Ivoire, Abidjan
Japan	Sumitomo Trust & Banking	Japan Securities Depository Center
	Co., Ltd., Osaka;	(JASDEC);
	Daiwa Bank, Ltd., Tokyo;	Bank of Japan
Fuji Bank, Ltd., Tokyo
The Sumitomo Bank, Limited
Jordan	British Bank of the Middle	None
East, Amman
Kenya	Barclays Bank of Kenya Limited,	The Central Bank of Kenya
Nairobi
Lebanon	The British Bank of the Middle	Midclear
East, Beirut
Central Bank of Lebanon
Malaysia	Standard Chartered Bank	Malaysia Central Depository Sdn.
	Malaysia Berhad, Kuala Lampur	bhd. (MCD)

Bank Negara Malasia
Mauritius	Hongkong and Shanghai	Central Depository & Settlement Co., Ltd.
Banking Corporation Limited,
Port Louis

Mexico	Citibank Mexico, S.A.,	S.D. INDEVAL, S.A. de C.V.
	Mexico City	(Institución para el Deposito de
Valores)
Morocco	Banque Commerciale du Maroc,	MAROCLEAR
Casablanca
Netherlands	MeesPierson N.V., Amesterdam	Nederlands Centraal Instituut voor
Giraal Effectenverkeer B.V.
(NECIGEF), KAS Associatie, N.V. (KAS)

De Nederlandshe Bank

New Zealand	ANZ Banking Group (New	New Zealand Securities
	Zealand) Limited, Wellington	Depository Limited (NZCDS)
Norway	Christiania Bank og Kreditkasse,	Verdipapirsentralen (VPS)
Oslo
Oman	British Bank of the Middle East,	Muscat Securities Market
Muscat
Pakistan	Deutsche Bank AG, Karachi	The Central Depository Company of Pakistan
State Street Bank of Pakistan
Peru	Citibank, N.A., Lima	Caja de Valores (CAVAL)

Philippines	Standard Chartered Bank,	The Philippines Central Depository, Inc.
Manila
The Book-Entry-System of the Central Bank

The Registry of Scripless Securities of the
Bureau of the Treasury, Department of
Finance
Poland	Citibank Poland, S.A., Warsaw	National Depository of Securities;
National Bank of Poland
Bank Polska Kasa Opieki S.A.,
Warsaw
Portugal	Banco Comercial Portuguese, S.A., Central de Valores Mobiliarios
	Lisbon	(Interbolsa)

Central Treasury Bills
Registrar

Romania	ING Bank N.V., Bucharest	National Company for Clearing, Settlement &
Depository for Securities (SNCDD)
National Bank of Romania
Bucharest Stock Exchange (BSE)
Russia	Credit Suisse First Boston, AO	None
Moscow
Singapore	The Development Bank of	Central Depository (Pte) Ltd. (CDP)
Singapore Ltd., Singapore
The Monetary Authority of Singapore
Slovak Republic	Ceskoslovenska Obchodna	Stredisko Cennych Papierov (SCP)
	Banka A.S., Bratislava	National Bank of Slovakia (NBS)

Slovenia	Banka Creditanstalt d.d., Ljubljana,	Klirinsko Depotna Druzba
a 99.96% owned subsidiary of
Creditanstalt AG
South Africa	Standard Bank of South Africa	The Central Depository (Pty) Ltd. (CD)
	Limited, Johannesburg	STRATE
South Korea	The Hongkong and Shanghai	Korean Securities Depositories (KSD)
Banking Corporation, Limited
Seoul
Spain	Banco Santander, S.A.,	Servicio de Compensacion y
	Madrid	Liquidacion de Valores (SCLV);
Banco de Espana
Sri Lanka	Hongkong and Shanghai	Central Depository System (Pvt)
	Banking Corp. Ltd., Colombo	Limited (CDS)

Swaziland	Standard Bank Swaziland,	None
Limited, Mbabane
Sweden	Skandinaviska Enskilda Banken,	Vardepapperscentralen AB
Stockholm
The Swedish Central Securities Depository
Switzerland	UBS AG,	Schweizerische Effekten-Giro AG
	Zurich	(SEGA)
Taiwan	Central Trust of China,	Taiwan Securities Central
	Taipei	Depository Company (TSCD)
Thailand	Standard Chartered Bank,	Thailand Securities Depository
	Bangkok	Company Limited (TSD)
Transnational		Cedel Bank Societe Anonyme

INTERSETTLE
The Euroclear System
Turkey	Citibank, N.A., Istanbul	Istanbul Stock Exchange Settlement
and Custody Co., Inc. (I.M.K.B.
Takas ve Saklama A.S.);
Central Bank of Turkey
United Kingdom	State Street Bank and Trust	Central Gilts Office (CGO);
	Company, London	Central Moneymarkets Office
	State Street London Limited,	(CMO); European Settlement Office (ESO)
London
Uruguay	Citibank, N.A., Montevideo	None
BANKBOSTON, N.A.
Venezuela	Citibank, N.A., Caracas	The Central Bank of Venezuela

Zambia	Barclays Bank of Zambia	Lusaka Central Depository (LCD)
	Limited, Lusaka	(overseen by Lusaka Stock Exchange)

The Bank of Zambia

Each of the Investment Companies Listed on
Appendix A to the Custodian Agreement, on
Behalf of Each of Their Respective Portfolios

[Signature Lines Omitted]